Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
PRGX Global, Inc.
Atlanta, Georgia
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2010, relating to the consolidated financial statements and schedule of PRGX Global, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/  BDO USA, LLP

BDO USA, LLP (formerly known as BDO Seidman, LLP)
Atlanta, Georgia
January 31, 2011